STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	10101 Flair Court Tampa, Fl. 33615 {813)361-5741

Exhibit 16.1

March 7, 2017

U.S. Securities and Exchange Commission

100 F. Street, NE

Washington, CA 20549

Dear Sir or Madam:

We have read Item 4.01 of Bulova Technologies Group, Inc.’s (the Company) Form 8-K dated March 7, 2017 and agree with the statements relating to our Firm contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,

/s/ Stevenson & Company

Stevenson & Company CPAS LLC